UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 6, 2005

          Bayview Financial Securities Company, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-122059	56-2336517
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4425 Ponce de Leon Boulevard, 4th Floor Coral Gables, Florida	33146
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (305) 341-5632

                                                     None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

The financial statements of Financial Guaranty Insurance Company (“FGIC”) as of December 31, 2004 and December 31, 2003 and for each of the years in the three-year period ended December 31, 2004 are included in this Form 8-K.  The financial statements as of December 31, 2004 and December 31, 2003 and for the year ended December 31, 2004 and the periods from December 18, 2003 through December 31, 2003, and from January 1, 2003 through December 17, 2003 have been audited by Ernst & Young LLP.  The financial statements for the year ended December 31, 2002 have been audited by KPMG LLP.  The consents of KPMG LLP and Ernst & Young LLP to the inclusion of their respective audit reports on such financial statements in this Form 8-K and to their being referred to as “Experts” in the Prospectus Supplement relating to the Bayview Financial Mortgage Pass-Through Certificates, Series 2005-B, are attached hereto, as Exhibit 23.1 in the case of KPMG LLP and as Exhibit 23.2 in the case of Ernst & Young LLP.  The financial statements of FGIC as of December 31, 2004 and December 31, 2003 and for each of the years in the three-year period ended December 31, 2004 are attached hereto as Exhibit 99.1.

Item 9.01.

Financial Statements and Exhibits.

(99)

Not applicable.

(99)

Not applicable.

(99)

Exhibits:

23.1	Consent of KPMG LLP
23.2	Consent of Ernst & Young LLP
99.1	Financial statements of FGIC as of December 31, 2004, and December 31, 2003 and for each of the years in the three-year period ended December 31, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYVIEW FINANCIAL SECURITIES COMPANY, LLC

By:

/s/ Stuart Waldman

       Name: Stuart Waldman

       Title:   Vice President

Dated:  April 6, 2005

EXHIBIT INDEX

Exhibit No.

Description

23.1	Consent of KPMG LLP
23.2	Consent of Ernst & Young LLP
99.1	Financial statements of FGIC as of December 31, 2004, and December 31, 2003 and for each of the years in the three-year period ended December 31, 2004

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Financial Guaranty Insurance Company:

We consent to the use of our report dated February 14, 2003, on the predecessor basis financial statements of Financial Guaranty Insurance Company as of December 31, 2002, included in the Form 8-K of Bayview Financial Securities Company, LLC (the “Registrant”), which is incorporated by reference in the registration statement (No. 333-122059) and to the reference to our firm under the heading “Experts” in the Prospectus Supplement of the Registrant relating to the Bayview Financial Mortgage Pass-Through Certificates, Series 2005-B.

/s/ KPMG LLP

KPMG LLP

New York, New York

April 6, 2005

Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement of Bayview Financial Securities Company, LLC for the registration of Bayview Financial Mortgage Pass-Through Certificates, Series 2005-B, in the registration statement on Form S-3 (No. 333-122059) and to the incorporation by reference therein of our report dated January 24, 2005 (except Note 3k, as to which the date is March 15, 2005), with respect to the financial statements of Financial Guaranty Insurance Company, appearing in the Form 8-K of Bayview Financial Securities Company, LLC dated April 6, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

April 6, 2005

Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS

Financial Guaranty Insurance Company and Subsidiaries

December 31, 2004

with Report of Independent Auditors

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Financial Statements

December 31, 2004

Contents

Report of Independent Auditors

1

Consolidated Balance Sheets

3

Consolidated Statements of Income

4

Consolidated Statements of Stockholder’s Equity

5

Consolidated Statements of Cash Flows

6

Notes to Consolidated Financial Statements

7

Report of Independent Auditors

The Board of Directors and Stockholder
Financial Guaranty Insurance Company

We have audited the accompanying consolidated balance sheets of Financial Guaranty Insurance Company and Subsidiaries (the “Company”) as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholder’s equity and cash flows for the year ended December 31, 2004 and the periods from December 18, 2003 through December 31, 2003, and from January 1, 2003 through December 17, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for the year ended December 31, 2004 and the periods from December 18, 2003 through December 31, 2003 and from January 1, 2003 through December 17, 2003, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

New York, New York

January 24, 2005

except for note 3k as to which the date is

March 15, 2005

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
Financial Guaranty Insurance Company:

We have audited the accompanying predecessor basis statements of income, stockholder’s equity and cash flows for the year ended December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Financial Guaranty Insurance Company for the year ended December 31, 2002 in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

New York, New York

February 14, 2003

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

	December 31
	2004	2003
Assets
Fixed maturity securities, at fair value (amortized cost of $2,921,320 in 2004 and $2,688,459 in 2003)	$2,938,856	$2,691,922
Short-term investments, at cost, which approximates fair value	140,473	14,377
Total investments	3,079,329	2,706,299

Cash and cash equivalents	69,292	78,645
Accrued investment income	36,580	32,803
Receivable for securities sold	–	170
Reinsurance recoverable on losses	3,054	8,065
Other reinsurance receivable	–	5,295
Prepaid reinsurance premiums	109,292	123,768
Deferred policy acquisition costs	33,835	2,921
Receivable from related parties	802	9,759
Property and equipment, net of accumulated depreciation of $164 in 2004	2,408	–
Prepaid expenses and other assets	7,826	6,058
Federal income taxes receivable	–	126
Total assets	$3,342,418	$2,973,909

Liabilities and stockholder’s equity
Liabilities:
Unearned premiums	$1,043,334	$918,882
Loss and loss adjustment expenses	39,181	40,467
Ceded reinsurance balances payable	3,826	114
Accounts payable and accrued expenses	22,874	19,238
Obligations under capital lease	6,446	6,982
Payable for securities purchased	5,715	–
Current federal income taxes payable	4,401	–
Deferred federal income tax liability	38,765	18,862
Total liabilities	1,164,542	1,004,545

Stockholder’s equity:
Common stock, par value $1,500 per share; 10,000 shares authorized, issued and outstanding	15,000	15,000
Additional paid-in capital	1,882,772	1,857,772
Accumulated other comprehensive income, net of tax	15,485	2,059
Retained earnings	264,619	94,533
Total stockholder’s equity	2,177,876	1,969,364
Total liabilities and stockholder’s equity	$3,342,418	$2,973,909

See accompanying notes to consolidated financial statements.

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Statements of Income

 (Dollars in thousands)

	Successor		Predecessor
	Year ended December 31,	Period from December 18, 2003 through December 31,	Period from January 1, 2003 through December 17,	Year ended December 31,
	2004	2003	2003	2002
Revenues:
Gross premiums written	$323,575	$12,213	$248,112	$232,579
Reassumed ceded premiums	4,959	6,300	14,300	2,600
Ceded premiums written	(14,656)	(39)	(14,852)	(29,202)
Net premiums written	313,878	18,474	247,560	205,977
Increase in net unearned premiums	(138,929)	(9,892)	(105,811)	(71,080)
Net premiums earned	174,949	8,582	141,749	134,897

Net investment income	97,709	4,269	112,619	119,595
Net realized gains	559	–	31,506	68,546
Other income	736	44	580	5,309
Total revenues	273,953	12,895	286,454	328,347

Expenses:
Loss and loss adjustments expenses	5,922	236	(6,757)	501
Underwriting expenses	74,163	7,622	55,780	34,092
Policy acquisition costs deferred	(32,952)	(2,931)	(23,641)	(14,911)
Amortization of deferred policy acquisition costs	2,038	10	15,563	15,261
Total expenses	49,171	4,937	40,945	34,943

Income before income taxes	224,782	7,958	245,509	293,404

Income tax expense (benefit):
Current	41,773	1,191	55,772	87,203
Deferred	12,923	573	(1,612)	(11,385)
Income tax expense	54,696	1,764	54,160	75,818

Income before extraordinary item	170,086	6,194	191,349	217,586
Extraordinary gain	–	13,852	–	–
Net income	$170,086	$20,046	$191,349	$217,586

See accompanying notes to consolidated financial statements.

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Statements of Stockholder’s Equity

(Dollars in thousands)

	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss), Net of Tax	Retained Earnings	Total

Predecessor
Balance at January 1, 2002	$15,000	$ 383,511	$ (14,932)	$ 1,623,299	$ 2,006,878
Net income	–	–	–	217,586	217,586
Other comprehensive income (loss):
Change in fixed maturity securities available-for-sale	–	–	67,113	–	67,113
Change in foreign currency translation adjustment	–	–	(2,682)	–	(2,682)
Total comprehensive income					282,017
Dividend declared	–	–	–	(100,000)	(100,000)
Balance at December 31, 2002	15,000	383,511	49,499	1,740,885	2,188,895
Net income	–	–	–	191,349	191,349
Other comprehensive income (loss):
Change in fixed maturity securities available-for-sale	–	–	(424)	–	(424)
Change in foreign currency translation adjustment	–	–	4,267	–	4,267
Total comprehensive income					195,192
Dividend declared	–	–	–	(284,300)	(284,300)
Balance at December 17, 2003	15,000	383,511	53,342	1,647,934	2,099,787
Successor
Purchase accounting adjustments	–	1,474,261	(53,342)	(1,573,447)	(152,528)
Net income	–	–	–	20,046	20,046
Other comprehensive income:
Change in fixed maturity securities available-for-sale	–	–	2,059	–	2,059
Total comprehensive income					22,105
Balance at December 31, 2003	15,000	1,857,772	2,059	94,533	1,969,364
Net income	–	–	–	170,086	170,086
Other comprehensive income:
Change in fixed maturity securities available-for-sale	–	–	9,340	–	9,340
Change in foreign currency translation adjustment	–	–	4,086	–	4,086
Total comprehensive income					183,512
Capital contribution	–	25,000	–	–	25,000
Balance at December 31, 2004	$15,000	$ 1,882,772	$ 15,485	$ 264,619	$ 2,177,876

See accompanying notes to consolidated financial statements.

Financial Guaranty Insurance Company and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in thousands)

	Successor		Predecessor
	Year ended December 31,	Period from December 18, 2003 through December 31,	Period from January 1, 2003 through December 17,	Year ended December 31,
	2004	2003	2003	2002
Operating activities
Net income	$ 170,086	$ 20,046	$ 191,349	$ 217,586
Adjustments to reconcile net income to net cash provided by operating activities:
Extraordinary gain	–	(13,852)	–	–
Amortization of deferred policy acquisition costs	2,038	10	15,563	15,261
Policy acquisition costs deferred	(32,952)	(2,931)	(23,641)	(14,911)
Net realized gains on investments	(559)	–	(31,506)	(68,546)
Change in unearned premiums	124,452	2,460	86,250	70,741
Change in loss and loss adjustment expenses	(1,286)	236	(7,644)	(987)
Depreciation of property and equipment	164	–	22	53
Change in reinsurance recoverable on losses	5,011	(104)	410	1,269
Change in prepaid reinsurance premiums	14,476	7,432	19,725	340
Other reinsurance receivables	5,295	(5,295)	–	–
Change in federal income taxes receivable	126	(172)	(2,407)	–
Change in receivable from related parties	8,957	(76)	(9,811)	–
Change in accrued investment income, prepaid expenses and other assets	(5,545)	(5,065)	6,292	2,769
Change in ceded reinsurance balances and accounts payable and accrued expenses	7,348	6,485	1,804	(5,867)
Deferred federal income tax liability	12,923	573	(1,612)	(11,385)
Amortization of fixed maturity securities	37,013	693	21,129	12,081
Change in current federal income taxes payable	4,401	–	(97,477)	9,748
Net cash provided by operating activities	351,948	10,440	168,446	228,152

Investing activities
Sales of fixed maturity securities	178,030	1,780	1,023,378	2,155,829
Maturities of fixed maturity securities	106,197	–	4,725	35
Purchases of fixed maturity securities	(547,745)	–	(877,340)	(2,478,839)
Purchases, sales, and maturities of short-term investments, net	(126,096)	(12,736)	41,504	212,127
Receivable for securities sold	170	538	283	(991)
Payable for securities purchased	5,715	–	(5,333)	(9,334)
Purchase of fixed assets	(2,572)	–	–	–
Net cash (used in) provided by investing activities	(386,301)	(10,418)	187,217	(121,173)

Financing activities
Capital contribution	25,000	–	–	–
Dividends paid	–	–	(284,300)	(100,000)
Net cash provided by (used in) financing activities	25,000	–	(284,300)	(100,000)

Net (decrease) increase in cash and cash equivalents	(9,353)	22	71,363	6,979
Cash and cash equivalents at beginning of period	78,645	78,623	7,260	281
Cash and cash equivalents at end of period	$ 69,292	$ 78,645	$ 78,623	$ 7,260

Supplemental disclosure:
Income taxes paid	$ 38,200	$ –	$ 156,800	$ 77,500
Interest paid	905	–	–	–

See accompanying notes to consolidated financial statements.

Financial Guaranty Insurance Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2004

(Dollars in thousands)

1. Business and Organization

Financial Guaranty Insurance Company (the “Company”) is a wholly-owned subsidiary of FGIC Corporation (the “Parent”). The Parent was a wholly-owned subsidiary of General Electric Capital Corporation (“GE Capital”). The Company provides financial guaranty insurance for public finance and structured finance obligations. The Company began insuring public finance obligations in 1984 and structured finance obligations in 1988. The Company’s financial strength is rated “Aaa” by Moody’s Investors Service, Inc. (“Moody’s”), “AAA” by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), and “AAA” by Fitch Ratings, Inc. (“Fitch”). The Company is licensed to engage in financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico and, through a branch, in the United Kingdom.

During 2004, FGIC capitalized two wholly-owned subsidiaries FGIC UK Services Ltd. and FGIC UK Ltd. FGIC UK Ltd. was licensed in November 2004 to write financial guaranty business in the United Kingdom and subsequently obtained passport rights to write this business in EU member countries. FGIC UK Services, Ltd. will perform management services for both the UK branch and FGIC UK Ltd.

On December 18, 2003, an investor group consisting of The PMI Group, Inc. (“PMI”), affiliates of the Blackstone Group L.P. (“Blackstone”), affiliates of the Cypress Group L.L.C. (“Cypress”) and affiliates of CIVC Partners L.P. (“CIVC”), collectively the “Investor Group”, completed the acquisition (the “Transaction”) of FGIC Corporation from a subsidiary of GE Capital in a transaction valued at approximately $2,200,000. At the closing of the Transaction, the Investor Group, acting through an affiliate, paid GE Capital a cash purchase price of approximately $1,600,000, which was funded by equity investments by the Investor Group and borrowings of approximately $227,300 under a bridge loan facility with an affiliate of Bank of America Corporation. In addition, FGIC Corporation paid GE Capital approximately $284,300 in pre-closing dividends and GE Capital retained 2,346 shares of Senior Preferred Manditorily Convertible Modified Stock (the “Senior Preferred Shares”) with an aggregate liquidation preference of $234,600 and approximately 5% of FGIC Corporation’s common stock. PMI is the largest stockholder of FGIC Corporation, owning approximately 42% of its common stock at December 31, 2004 and 2003. Blackstone, Cypress and CIVC own approximately 23%, 23% and 7% of FGIC Corporation’s common stock, respectively, at December 31, 2004 and 2003.

2. Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances have been eliminated.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

The accompanying financial statements have been prepared on the basis of GAAP, which differs in certain respects from the accounting practices prescribed or permitted by the New York Department of Insurance (the “Department”) (see Note 4).

3. Summary of Significant Accounting Policies

The Company’s significant accounting policies are as follows:

a. Investments

The Company classifies all of its fixed maturity securities as available-for-sale, which is recorded on the trade date at fair value. Unrealized gains and losses are recorded as a separate component of accumulated other comprehensive income, net of applicable income taxes. Short-term investments are carried at cost, which approximates fair value.

Bond discounts and premiums are amortized over the remaining term of the securities. Realized gains or losses on the sale of investments are determined based on the specific identification method.

Securities which have been determined to be other-than-temporarily impaired are reduced to realizable value, establishing a new cost basis, with a charge to realized loss at such date.

b. Cash and Cash Equivalents

The Company considers all bank deposits, highly liquid securities and certificates of deposit with maturities of three months or less at the date of purchase to be cash equivalents. These cash equivalents are carried at cost which approximates fair value.

3. Summary of Significant Accounting Policies (continued)

c. Premium Revenue Recognition

Premiums are received either up-front or over time on an installment basis. The premium collection method is determined at the time the policy is issued. Up-front premiums are paid in full at the inception of the policy and are earned over the period of risk in proportion to the total amount of principal and interest outstanding. Installment premiums are collected periodically and premiums are reflected in income pro rata over the period covered by the premium payment. Unearned premiums represent the portion of premiums received that is applicable to future periods on policies in force. When an obligation insured by the Company has been refunded prior to the end of the expected policy coverage period, any remaining unearned premium is recognized at that time. A refunding occurs when an insured obligation is repaid or fully defeased prior to stated maturing. Ceded premiums are earned in a manner consistent with the underlying policies.

d. Policy Acquisition Costs

Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in marketing, underwriting and policy issuance functions, rating agency fees, state premium taxes and certain other expenses. In determining policy acquisition costs, the Company must estimate and allocate the percentage of its costs and expenses that are attributable to premium production, rather than to other activities. Policy acquisition costs, net of ceding commission income on premiums ceded to reinsurers, are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses and maintenance costs and net investment income are considered in determining the recoverability of acquisition costs.

e. Loss and Loss Adjustment Expenses

Provision for loss and loss adjustment expenses includes principal and interest and other payments due under insured risks at the balance sheet date for which an actual payment default has occurred or when a payment default is probable. The loss reserves that are established fall into two categories: case reserves and watch list reserves. Case reserves are established for the value of estimated losses on particular insured obligations that are

3. Summary of Significant Accounting Policies (continued)

presently or likely to be in payment default at the balance sheet date, and for which the future loss is probable and can be reasonably estimated. These reserves represent an estimate of the present value of the anticipated shortfall, net of reinsurance, between (1) payments on insured obligations plus anticipated loss adjustment expenses and (2) anticipated cash flow from, and proceeds to be received on sales of any collateral supporting the obligation and/or other anticipated recoveries. The discount rate used in calculating the net present value of estimated losses is based upon the risk-free rate for the average maturity of the applicable bond sector. As of December 31, 2004 and 2003, discounted case-basis loss and loss adjustment expense reserves were $15,700 and $18,900, respectively. Loss and loss adjustment expenses included amounts discounted at an approximate interest rate of 4.5% in 2004 and 4.4% in 2003. The amount of the discount at December 31, 2004 and 2003 was $2,500 and $3,400, respectively.

The Company establishes watch list reserves to recognize the potential for claims against the Company on insured obligations that are not presently in payment default, but which have migrated to an impaired level, where there is a substantial increased probability of default. These reserves reflect an estimate of probable loss given evidence of impairment, and a reasonable estimate of the amount of loss given default. The methodology for establishing and calculating the watch list reserve relies on a categorization and assessment of the probability of default, and loss severity given default, of the specifically identified impaired obligations on the watch list based on historical trends and other factors. The watch list reserve is adjusted as necessary to reflect changes in the loss expectation inherent in the group of impaired credits. As of December 31, 2004 and 2003, such reserves were $23,500 and $21,600, respectively.

The reserve for loss and loss adjustment expenses are reviewed regularly and updated based on claim payments and the results of ongoing surveillance. The result of the Company’s ongoing insured portfolio surveillance is to identify all impaired obligations and thereby provide a materially complete recognition of losses for each accounting period. The reserves are necessarily based upon estimates and subjective judgments about the outcome of future events, and actual results will likely differ from these estimates.

3. Summary of Significant Accounting Policies (continued)

f. Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains and losses on available-for-sale fixed maturity securities, premium revenue recognition, deferred acquisition costs, discount on loss and loss adjustment reserves and certain loss reserves, alternative minimum tax (AMT) credit carry forwards and profit commission. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date of the change.

Financial guaranty insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 4). The amounts deducted must be included in taxable income upon their release from the reserves. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. Government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.

g. Property and Equipment

Property and equipment consists of office furniture, fixtures, computer equipment and software and leasehold improvements, which are reported at cost less accumulated depreciation. Office furniture and fixtures are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

h. Goodwill

Effective January 1, 2002, FGIC Corporation adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). Under SFAS 142, goodwill is no longer amortized but rather is tested for impairment at least annually.

3. Summary of Significant Accounting Policies (continued)

In accounting for the Transaction in 2003, the Company has applied purchase accounting as prescribed by Statement of Financial accounting Standards No. 141, Business Combinations (“SFAS 141”) and Securities and Exchange Commission Staff Accounting Bulletin 54. Under this accounting method, the purchase price has been pushed down into the accompanying financial statements, with the difference between the purchase price and the sum of the fair value of tangible and identifiable intangible assets acquired less liabilities assumed resulting in negative goodwill of $27,300 at December 18, 2003. In accordance with SFAS 141 the Company reduced the value assigned to non-financial assets, the remaining negative goodwill of $13,852 was recorded as an extraordinary gain in the consolidated statement of income. In 1989, when FGIC Corporation was acquired by GE Capital, FGIC Corporation did not push down the purchase price and related goodwill to the Company.

As a result of the purchase accounting effective on December 18, 2003, the basis of the assets and liabilities has changed, which necessitates the presentation of Predecessor Company and the Successor Company columns in the Consolidated Statements of Income, Stockholder’s Equity and Cash Flows.

i. Foreign Currency Translation

The Company has an established foreign branch and two wholly-owned subsidiaries in the United Kingdom and insured exposure from a former branch in France and determined that the functional currencies of these entities are their local currencies. Accordingly, the assets and liabilities of these foreign entities are translated into U.S. dollars at the rates of exchange existing at December 31, 2004 and 2003 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation gain at December 31, 2004 and 2003 was $4,086 and $0, respectively, net of tax expense of $2,200 and $0, respectively, and is reported as a separate component of accumulated other comprehensive income in the consolidated statement of stockholders’ equity.

3. Summary of Significant Accounting Policies (continued)

j. Variable Interest Entities

In January 2003, the FASB issued Financial Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46”), which the Company adopted on July 1, 2003. FIN 46’s consolidation criteria are based upon analysis of risks and rewards, not control, and represent a significant and complex modification of previous accounting principles. FIN 46 represents an accounting change not a change in the underlying economics associated with the transactions, which may be affected by FIN  46. FIN 46 clarifies the consolidation criteria for certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 requires variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risk among parties involved. Variable interest entities that effectively disperse risks will not be consolidated. FIN 46 requires disclosures for entities that have either a primary or significant variable interest in a variable interest entity.

As a part of its structured finance business, the Company insures debt obligations or certificates issued by special purposes entities. At December 31, 2004, the Company had $4,910 of gross principal outstanding related to insurance contracts issued to commercial paper conduits—variable interest entities under FIN 46—which the Company does not believe requires consolidation but which requires disclosure. With respect to the remainder of the municipal finance and structured finance transactions insured, the Company has evaluated the transactions, and does not believe any such transactions require consolidation or disclosure under FIN 46.

During 2004, FGIC arranged the issuance of contingent preferred trust securities by a group of special purpose Trusts. These Trusts are considered variable interest entities under FIN 46, however, the Company is not considered the primary beneficiary and therefore is not required to consolidate the Trusts (see Note 13).

3. Summary of Significant Accounting Policies (continued)

k. Review of Financial Guaranty Industry Accounting Practices

The Securities and Exchange Commission (“SEC”) staff has recently reviewed the accounting practices for loss reserves of publicly held financial guaranty industry companies and the Financial Accounting Standards Board (“FASB”) staff is considering whether additional accounting guidance is necessary to address loss reserving and certain other practices in the financial guaranty industry. When the FASB or the SEC reaches a conclusion on this issue, the Company along with other companies in the financial guaranty industry may be required to change certain aspects of the accounting for loss reserves, premium income and deferred acquisition costs. The FASB review is in its early stages and it is not possible to predict the impact, if any, this review, or one by the SEC, may have on the Company’s accounting practices.

4. Statutory Accounting Practices

The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by the Department. The National Association of Insurance Commissioners (“NAIC”) approved the codification project (“Codification”) effective January 1, 2001 and the Department adopted certain but not all provisions of Codification.

The following are the significant differences between the Company’s statutory-basis accounting practices and GAAP:

(a)

premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total principal and interest outstanding at any point in time under GAAP;

(b)

policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned under GAAP;

(c)

a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve loss is established based on an ultimate estimate of potential claim payments;

(d)

certain assets designated as non-admitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;

4. Statutory Accounting Practices (continued)

(e)

deferred tax assets are limited to 1) the amount of federal income taxes paid in prior years that can be recovered through loss carry backs for existing temporary differences that reverse by the end of the subsequent calendar year, plus 2) the lesser of the remaining gross deferred tax assets expected to be realized within one year of the balance sheet date or 10% of capital and surplus excluding any net deferred tax assets, EDP equipment and operating software and any net positive goodwill, plus 3) the amount of remaining gross deferred tax assets that can be offset against existing gross deferred tax liabilities. The remaining deferred tax assets are non-admitted. Deferred taxes do not include amounts for state income taxes. Under GAAP, state income taxes are included in the computation of deferred taxes, a deferred tax asset is recorded for the amount of gross deferred tax assets expected to be realized in future years, and a valuation allowance is established for deferred tax assets not realizable.

(f)

purchases of tax and loss bonds are reflected as admitted assets; while under GAAP they are recorded as federal income tax payments;

(g)

all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP;

(h)

profit commissions are recognized as received while under GAAP management’s best estimate of the Company’s ultimate recoverable is accrued;

(i)

case loss reserves are generally discounted at the average investment portfolio yield for statutory purposes and at the risk-free rate under GAAP; and

(j)

for statutory reporting, the financial statements for FGIC are prepared on a stand alone basis, and not consolidated with its two wholly-owned subsidiaries.

Statutory-basis surplus of the Company at December 31, 2004 and 2003 was $1,172,600 and $1,153,500, respectively. Statutory-basis net income (loss) for the year ended December 31, 2004, for the period from December 18, 2003 through December 31, 2003, from January 1, 2003 through December 17, 2003 and for the year ended December 31, 2002 was $144,100 ($1,669), $180,091, and $205,476, respectively.

5. Investments

Investments in fixed maturity securities carried at fair value of $4,049 and $3,900 as of December 31, 2004 and 2003, respectively, were on deposit with various regulatory authorities as required by law.

5. Investments (continued)

The amortized cost and fair values of investments in fixed maturity securities classified as available-for-sale are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
At December 31, 2004:
Obligations of states and political subdivisions	$2,461,087	$19,569	$3,090	$2,477,566
Asset and mortgage backed	214,895	1,267	695	215,467
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	131,771	559	943	131,387
Corporate bonds	54,655	663	236	55,082
Debt securities issued by foreign governments	39,713	176	21	39,868
Preferred stock	19,199	311	24	19,486
Total	$2,921,320	$22,545	$5,009	$2,938,856

At December 31, 2003:
Obligations of states and political subdivisions	$2,363,870	$ 3,098	$ 538	$2,366,430
Asset and mortgage backed	245,394	630	394	245,630
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	4,280	–	35	4,245
Debt securities issued by foreign governments	44,405	737	–	45,142
Preferred stock	30,510	14	49	30,475
Total	$2,688,459	$ 4,479	$1,016	$2,691,922

The following table shows gross unrealized losses and fair value of fixed maturity securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2004:

5. Investments (continued)

	Less Than 12 Months		12 Months or More		Total
	Fair Value	UnrealizedLosses	Fair Value	Unrealized Losses	Fair Value	UnrealizedLosses

Obligations of states and political subdivisions	$ 906,256	$3,075	$1,806	$15	$ 908,062	$3,090
Asset and mortgage backed	100,533	651	3,457	44	103,990	695
U.S. Treasury securities and obligations of U.S. government corporations and agencies	83,137	943	–	–	83,137	943
Other	44,092	257	–	–	44,092	257
Preferred stock	13,474	24	–	–	13,474	24
Total temporarily impaired securities	$1,147,492	$4,950	$5,263	$59	$1,152,755	$5,009

The unrealized losses in the Company’s investments were caused by interest rate increases. The Company evaluated the credit rating of these securities and noted no deterioration. Because the decline in market value is attributable to changes in interest rates and not credit quality and because the Company has the ability and intent to hold these investments until a recovery of fair value, which may be maturity, the Company did not consider these investments to be other than temporarily impaired at December 31, 2004.

The amortized cost and fair values of investments in fixed maturity securities, available-for-sale at December 31, 2004, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value

Due one year later or less	$ 3,975	$ 3,861
Due after one year through five years	352,336	351,044
Due after five years through ten years	1,293,744	1,297,091
After ten years	1,271,265	1,286,860
Total	$2,921,320	$2,938,856

For the year ended December 31, 2004, for the periods from December 18, 2003 through December 31, 2003, January 1, 2003 through December 17, 2003 and the year ended December 31, 2002, proceeds from sales of available-for-sale securities were $178,030,

5. Investments (continued)

$1,780, $1,023,378, and $2,155,829, respectively. For the year ended December 31, 2004, for the period from January 1, 2003 through December 17, 2003 and the year ended December 31, 2002, gross gains of $1,900, $31,700 and $68,600, respectively, and gross losses of $1,300, $200 and $100, respectively, were realized on such sales.

Net investment income of the Company is derived from the following sources:

	Successor		Predecessor
	Year ended December 31,	Period from December 18, 2003 through December 31,	Period from January 1, 2003 through December 17,	Year ended December 31,
	2004	2003	2003	2002

Income from fixed maturity securities	$ 97,720	$ 4,294	$ 111,075	$ 113,108
Income from short-term investments	1,450	12	2,326	7,485
Total investment income	99,170	4,306	113,401	120,593
Investment expenses	(1,461)	(37)	(782)	(998)
Net investment income	$ 97,709	$ 4,269	$ 112,619	$ 119,595

As of December 31, 2004, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry; however, the Company had the following investment concentrations by state:

Fair Value

New York	$ 290,353
Florida	218,870
Texas	209,802
New Jersey	170,866
Illinois	152,995
California	102,880
Michigan	102,532
Massachusetts	101,340
Pennsylvania	97,516
Maryland	97,136
1,544,290
All other states	972,869
All other investments	562,170
$ 3,079,329

6. Income Taxes

For the 2003 period ending on the closing date of the Transaction, the Company filed its federal tax return as part of the consolidated return of GE Capital. Under the tax sharing agreement with GE Capital, tax is allocated to the Company based upon its respective contributions to consolidated net income. For the period subsequent to the closing date of the sale transaction, the Company filed its own consolidated federal return with FGIC Corporation.

The Company’s effective federal income tax rate is less than the corporate tax rate on ordinary income of 35%, primarily due to tax-exempt interest on municipal investments.

The following is a reconciliation of federal income taxes computed at the statutory rate and the provision for federal income taxes:

	Successor		Predecessor
	Year ended December 31,	Period from December 18, 2003 through December 31,	Period from January 1, 2003 through December 17,	Year ended December 31,
	2004	2003	2003	2002
Income taxes computed on income before provision for Federal income taxes, at the statutory rate	$ 78,674	$ 2,785	$ 85,928	$ 102,691
Tax effect of:
Tax-exempt interest	(28,015)	(979)	(26,112)	(26,788)
Other, net	4,037	(42)	(5,656)	(85)
Provision for income taxes	$ 54,696	$ 1,764	$ 54,160	$ 75,818

6. Income Taxes (continued)

The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability at December 31, 2004 and 2003 are presented below:

	2004	2003
Deferred tax assets:
Loss and loss adjustment expense reserves	$ 7,472	$ 6,026
AMT credit carryforward	–	276
Property and equipment	55	–
Deferred compensation	623	221
Premium revenue recognition	–	1,129
Capital lease	2,539	2,444
Net operating loss	–	4,690
Other	233	426
Total gross deferred tax assets	10,922	15,212

Deferred tax liabilities:
Unrealized gains on fixed maturity securities, available-for-sale	29,156	29,462
Deferred acquisition costs	11,842	1,022
Premium revenue recognition	3,076	–
Profit commission	2,343	2,108
Foreign currency	3,117	916
Other	153	566
Total gross deferred tax liabilities	49,687	34,074
Net deferred tax liability	$ 38,765	$ 18,862

The Company’s 2003 net operating loss carry forwards of $13,400 was completely utilized in 2004. Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 2004 and 2003. In the opinion of management, an adequate provision has been made for any additional taxes that may become due pending any future examinations by tax authorities.

7. Reinsurance

Reinsurance is the commitment by one insurance company (the reinsurer) to reimburse another insurance company (the ceding company) for a specified portion of the insurance risks under policies insured by the ceding company in consideration for a portion of the related premiums received. The ceding company typically will receive a ceding commission from the reinsurer to cover costs of underwriting and acquiring the business.

The Company uses reinsurance to increase its capacity to write insurance for obligations of large, frequent issuers, to meet internal, rating agency or regulatory single risk limits, to diversify risk and to reduce capital needs. The Company currently arranges reinsurance on only a facultative (transaction by transaction) basis. Prior to 2003, the Company also had treaty reinsurance agreements primarily for public finance business that provided coverage for a specified portion of the insured risk under all qualifying policies issued during the term of the treaty.

The Company seeks to place reinsurance with financially strong reinsurance companies since, as a primary insurer, the Company is required to fulfill all its obligations to policyholders even in cases where reinsurers fail to perform their obligations under the various reinsurance agreements. The Company regularly monitors the financial condition of its reinsurers. Under most of the Company’s reinsurance agreements, the Company has the right to reassume all the exposure ceded to a reinsurer (and receive all the remaining unearned premiums ceded) in the event of a significant ratings downgrade of the reinsurer or the occurrence of certain other special cancellation events. In certain of these cases, the Company also has the right to impose additional ceding commissions.

In recent years, a number of the Company’s reinsurers have been downgraded by the rating agencies, thereby reducing the financial benefits of using reinsurance under the rating agency capital adequacy models because the Company must allocate additional capital to the related reinsured exposure. The Company still receives statutory credit for this reinsurance.

In connection with such a downgrade, the Company reassumed $4,959, $6,300, $14,300, and $2,600, of ceded premiums for the year ended December 31, 2004, the periods from December 18, 2003 through December 31, 2003, from January 1, 2003 through December 17, 2003 and for the year ended December 31, 2002, respectively, from the reinsurers.

The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $56,700 at December 31, 2004 that can be drawn on in the event of default by the reinsurer.

7. Reinsurance (continued)

The effect of reinsurance on the balances recorded in the consolidated statements of income is as follows:

	Successor		Predecessor
	Year ended December 31,	Period from December 18, 2003 through December 31,	Period from January 1, 2003 through December 17,	Year ended December 31,
	2004	2003	2003	2002

Net premiums earned	$ 24,173	$ 1,236	$ 20,300	$ 27,000
Loss and loss adjustment expenses	(4,759)	–	1,700	800

8. Loss and Loss Adjustment Expenses

Activity in the reserve for loss and loss adjustment expenses is summarized as follows:

	Successor		Predecessor
	Year ended December 31,	Period from December 18, 2003 through December 31,	Period from January 1, 2003 through December 17,	Year ended December 31,
	2004	2003	2003	2002

Balance at beginning of period	$ 40,467	$ 40,224	$ 47,868	$ 48,855
Less reinsurance recoverable	(8,065)	(8,058)	(8,371)	(9,640)
Net balance	32,402	32,166	39,497	39,215
Incurred related to:
Current period	11,756	–	20,843	13,378
Prior periods	(5,834)	236	(27,600)	(12,877)
Total incurred	5,922	236	(6,757)	501

Paid related to:
Current period	–	–	–	–
Prior periods	(2,197)	–	(574)	(219)
Total paid	(2,197)	–	(574)	(219)

Net balance	36,127	32,402	32,166	39,497
Plus reinsurance recoverable	3,054	8,065	8,058	8,371
Balance at end of period	$ 39,181	$ 40,467	$ 40,224	$ 47,868

8. Loss and Loss Adjustment Expenses (continued)

During the year ended December 31, 2004, current year case reserves increased related to several structured finance transactions of one particular issuer.

During the period from January 1, 2003 through December 17, 2003, the overall decrease in case reserves was driven by a reduction in reserves previously established on several structured finance transactions of one particular issuer. In 2002, there was adverse development on such transactions and a determination was made by management that several other transactions related to that issuer also required case reserves. Prior to the Transaction, rather than watchlist reserves, the Company established portfolio reserves based upon the aggregate average net par outstanding of the Company’s insured Mortgage Backed Securities portfolio.

9. Related Party Transactions

Prior to the Transaction, the Company had various agreements with subsidiaries of General Electric Company and GE Capital. These business transactions included certain payroll and office expenses, investment fees pertaining to the management of the Company’s investment portfolio and telecommunication service charges. Approximately $179, $1,600 and $2,200 in expenses were incurred during the year ended December 31, 2004, in the period from January 1, 2003 through December 17, 2003 and for the year ended December 31, 2002, respectively, related to such transactions and are reflected in the accompanying consolidated financial statements.

As part of the Transaction, the Company entered into a transitional services agreement with GE Capital to provide certain administrative and support services in exchange for certain scheduled fees during the 12 months following the date of the agreement. The Company transferred investment management services at the end of the first quarter of 2004 to Blackrock Financial Management, Inc. and Wellington Management Company, LLP from GE Capital.

In connection with the Transaction, the Company entered into a capital lease agreement with a subsidiary of GE Capital. The lease agreement covers leasehold improvements made to the Company’s headquarters as well as furniture and fixtures, computer hardware and software used by the Company (see Note 15).

9. Related Party Transactions (continued)

In connection with the Transaction, the Company entered into the $300,000 Soft Capital Facility with GE Capital as lender and administrative agent. The Soft Capital Facility, which replaced the capital support facility that the Company previously had with GE Capital, had an initial term of eight years. In exchange for this commitment, the Company paid a commitment fee which in the first year was 0.65% of the then outstanding commitment at each quarter end. This agreement was terminated by the Company on July 22, 2004 and was replaced by a new soft capital facility, “Money Market Committed Preferred Custodial Trust Securities” (“CPS Securities”) (see Note 13).

The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $6, $20, and $50 for the year ended December 31, 2004, for the period from January 1, 2003 through December 18, 2003, and the year ended December 31, 2002, respectively. As of December 31, 2004, par outstanding on these deals before reinsurance was $3,866. These issues sponsored by affiliates of GE total approximately 1% of gross premiums written in 2003 and 2002.

The Company, in the normal course of operations, has entered into transactions with PMI affiliated companies.

As of December 31, 2004 and 2003, receivables from related parties of $0 and $9,877, respectively, are due from GE Capital and its affiliates.

10. Compensation Plans

All employees of the Company participate in the incentive compensation and deferred compensation plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $15,493, $3,996, $10,087 and $3,800 for the year ended December 31, 2004, the period from December 18, 2003 through December 31, 2003, the period from January 1, 2003 through December 17, 2003 and the year ended December 31, 2002, respectively, and are reflected in the accompanying financial statements. During 2004, compensation increased primarily due to an increase in employee headcount Also, during 2003 and 2002, compensation for certain employees was part of an allocation of expenses

10. Compensation Plans (continued)

from affiliates and were recorded as an allocated expense rather than compensation expense. In 2004, these expenses were directly recorded by the Company. The increase in 2003 is driven by Transaction related costs which include retention bonuses and sign-on bonuses to new hires post-acquisition.

The Company offers a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis up to $13 for those employees who are under 50. Employees 50 and older are allowed to make a “catch up” contribution of an additional $3 for 2004 under the current IRS code. The Company may make discretionary contributions to the plan on behalf of employees. The Company contributed $2,532 to the plan on behalf of employees for the year ended December 31, 2004.

11. Dividends

Under New York insurance law, the Company may pay a dividend to FGIC Corporation only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $72,500 in 2004 and 2003, and (b) dividends may not exceed the lesser of 10% of its surplus or 100% of adjusted net investment income, as defined by New York insurance law, for the twelve-month period ended on the preceding December 31, without the prior approval of the New York State Superintendent of Insurance. In connection with the Transaction, FGIC Corporation agreed that no dividends were to be paid by the Company until December 18, 2005, without prior approval of the New York State Insurance Department.

During the year ended December 31, 2004, and the period from December 18, 2003 through December 31, 2003, the Company did not declare and pay dividends. During the period from January 1, 2003 through December 17, 2003 and for the year ended December 31, 2002 the Company declared and paid dividends to FGIC Corporation of $284,300 and $100,000 respectively. These dividends declared were approved by the New York State Superintendent of Insurance.

12. Revolving Credit Facility

FGIC Corporation, in conjunction with the Company, has a $200,000 senior unsecured revolving credit facility with a maturity of 364 days from the closing of the revolving credit facility. The revolving credit facility is provided by a syndicate of banks and other financial institutions led by JPMorgan Chase, as administrative agent and sole lead arranger. During 2004, no draws were made on the revolving credit facility.

13. Preferred Trust Securities

On July 19, 2004, the Company closed a new $300,000 facility, consisting of Money Market Committed Preferred Custodial Trust Securities (“CPS Securities”). This facility replaces a $300,000 “Soft Capital” facility previously provided by GE Capital. Each of six separate and newly organized Delaware trusts (the “Trusts”), issues $50,000 in perpetual CPS Securities on a rolling, 28-day auction rate basis. Proceeds from these securities are invested in high quality, short-term securities (the “Eligible Assets”) and held in the respective trust. Each Trust is solely responsible for its obligations, and has been established for the purpose of entering into a put agreement with the Company which obligates the Trust at the Company’s discretion, to purchase the perpetual Preferred Stock of the Company. In this way, the program provides capital support to the Company by allowing it to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put options. In connection with the establishment of the Trusts the Company incurred $4,638 of expenses which is included in underwriting expenses for the year ended December 31, 2004. During the year ended December 31, 2004, the Company recorded $905 included in underwriting expenses, for the right to put its shares to the trusts. These trusts are considered variable interest entities under FIN 46, however, the Company is not considered the primary beneficiary and therefore is not required to consolidate the trusts.

14. Financial Instruments

(a)

Fair Value of Financial Instruments

The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

14. Financial Instruments (continued)

Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values are estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities are included in the consolidated balance sheets and in Note 5.

Short-term Investments: Short-term investments are carried at cost, which approximates fair value.

Cash and Cash Equivalents, Accrued Investment Income, Prepaid Expenses and Other Assets, Receivable from Related Parties, Ceded Reinsurance Balances Payable, Accounts Payable and Accrued Expenses and Payable for Securities Purchased: The carrying amounts of these items approximate their fair values.

The estimated fair values of the Company’s financial instruments at December 31, 2004 and 2003 are as follows:

	2004		2003
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash on hand and in-demand accounts	$ 69,292	$ 69,292	$ 78,645	$ 78,645
Short-term investments	140,473	140,473	14,377	14,377
Fixed maturity securities	2,938,856	2,938,856	2,691,922	2,691,922

Financial Guaranties: The carrying value of the Company’s financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, loss and loss adjustment expense reserves and prepaid reinsurance premiums. Estimated fair values of these guaranties are based on an estimate of the balance that is necessary to bring the future returns for the Company’s embedded book of business to a market return. The estimated fair values of such financial guaranties is $965,992 compared to a carrying value of $936,334 as of December 31, 2004 and is $830,881 compared to a carrying value of $824,595 as of December 31, 2003.

14. Financial Instruments (continued)

As of December 31, 2004 and 2003, the net present value of future installment premiums was approximately $192,000 and $111,200, respectively, discounted at 5% at December 31, 2004 and 2003.

(b)

Concentrations of Credit Risk

The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or over-collateralization.

In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guaranty be provided for a term of the obligation issued by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

As of December 31, 2004, the Company’s total outstanding bond principal insured was $236,777,000, net of reinsurance of $24,394,000. The Company’s insured portfolio as of December 31, 2004 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company’s principal outstanding, net of reinsurance.

14. Financial Instruments (continued)

As of December 31, 2004, the composition of principal insured by type of issue, net of reinsurance, was as follows:

Net Principal
Outstanding
Municipal:
Tax supported	$ 130,710,700
Water & sewer	31,472,300
Healthcare	1,721,900
Transportation	23,714,800
Education	10,058,300
Housing	377,400
Other	4,680,700
Non-municipal and international	34,040,700
Total	$ 236,776,800

As of December 31, 2004, the composition of principal insured ceded to reinsurers was as follows:

Ceded Principal
Outstanding
Reinsurer:
Radian Reinsurance Company	$ 8,230,000
Ace Guaranty Inc.	7,948,000
American Re-Insurance Company	2,716,000
RAM Reinsurance Company	2,192,000
Other	3,308,000
Total	$ 24,394,000

14. Financial Instruments (continued)

The Company did not have recoverables in excess of 3% of equity from any single reinsurer.

The Company’s gross and net principle and interest outstanding was $425,600,000 and $382,800,000, respectively, as of December 31, 2004.

The Company is authorized to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico, and in the United Kingdom. Principal exposure outstanding at December 31, 2004 by state, net of reinsurance, was as follows:

Net Principal
Outstanding
California	$ 28,244,400
New York	19,714,800
Florida	15,825,300
Pennsylvania	15,625,200
Illinois	13,583,400
Texas	11,197,000
New Jersey	10,792,600
Michigan	7,984,500
Ohio	6,897,700
Washington	6,061,800
Subtotal	135,926,700
Other states	66,809,400
Mortgage and asset backed	33,729,700
International	311,000
Total	$ 236,776,800

15. Commitments

The Company leases office space under operating lease agreements in the United States and the United Kingdom. Rent expense under the operating lease for the year ended December 31, 2004, for the periods from December 18, 2003 through December 31, 2003, from January 1, 2003 through December 17, 2003 and for the year ended December 31, 2002 was $3,070, $90, $3,210, and $4,300, respectively. Future payments associated with these leases are as follows:

Operating Lease Commitments
Amount
Year ending December 31:
2005	$ 2,435
2006	2,537
2007	2,537
2008	1,668
2009	452
2010 and thereafter	2,094
Total minimum future rental payments	$ 11,723

In connection with the Transaction, the Company entered into a capital lease with a related party (an affiliate of GE), covering leasehold improvements and computer equipment to be used at its home office. At the lease termination date of June 30, 2009, the Company will own the leased equipment. Future payments associated with this lease are as follows:

Capital Lease Commitments
Amount
Year ending December 31:
2005	$ 2,521
2006	1,570
2007	1,545
2008	1,390
Thereafter	265
Total	7,291
Less interest	845
Present value of minimum lease payments	$ 6,446

16. Comprehensive Income

Accumulated other comprehensive income of the Company consists of net unrealized gains on investment securities and foreign currency translation adjustments. The components of other comprehensive income for the year ended December 31, 2004, the periods from December 18, 2003 through December 31, 2003, period from January 1, 2003 through December 17, 2003 and the year ended December 31, 2002 are as follows:

	Year ended December 31, 2004
	Before Tax Amount	Tax	Net of Tax Amount

Unrealized holding gains arising during the year	$ 14,928	$ (5,225)	$ 9,703
Less reclassification adjustment for gains realized in net income	(559)	196	(363)
Unrealized gains on investments	14,369	(5,029)	9,340
Foreign currency translation adjustment	6,286	(2,200)	4,086
Total other comprehensive income	$ 20,655	$ (7,229)	$ 13,426

Period from December 18, 2003 though December 31, 2003
	Before Tax Amount	Tax	Net of Tax Amount

Unrealized holding gains arising during the period	$ 3,168	$ (1,109)	$ 2,059
Less reclassification adjustment for gains realized in net income	–	–	–
Unrealized gains on investments	3,168	(1,109)	2,059
Total other comprehensive income	$ 3,168	$ (1,109)	$ 2,059

16. Comprehensive Income (continued)

	Period from January 1, 2003 through December 17, 2003
	Before Tax Amount	Tax	Net of Tax Amount

Unrealized holding gains arising during the period	$ 30,853	$ (10,798)	$ 20,055
Less reclassification adjustment for gains realized in net income	(31,506)	11,027	(20,479)
Unrealized losses on investments	(653)	229	(424)
Foreign currency translation adjustment	6,565	(2,298)	4,267
Total other comprehensive income	$ 5,912	$ (2,069)	$ 3,843

	Year ended December 31, 2002
	Before Tax Amount	Tax	Net of Tax Amount

Unrealized holding gains arising during the year	$ 171,797	$ (60,129)	$ 111,668
Less reclassification adjustment for gains realized in net income	(68,546)	23,991	(44,555)
Unrealized gains on investments	103,251	(36,138)	67,113
Foreign currency translation adjustment	(4,127)	1,445	(2,682)
Total other comprehensive income	$ 99,124	$ (34,693)	$ 64,431